UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Director.

On January 24, 2019, the Board of Directors of AAON, Inc. (the “Company”) increased the current size of the Board from 7 to 8 members by adding a Class II position, and upon the recommendation of the Company’s Governance Committee, appointed Caron A. Lawhorn, effective immediately, to fill the vacancy created by the increase in the number of directors. The Board also appointed Ms. Lawhorn, upon the recommendation of the Governance Committee, to serve as a member of the Company’s Audit Committee. As a Class II Director, Ms. Lawhorn’s current term will expire at the Company’s annual meeting of stockholders in May, 2020.

Ms. Lawhorn currently serves as Senior Vice President, Commercial, of ONE Gas, Inc., a standalone New York Stock Exchange publicly traded 100-percent regulated natural gas utility headquartered in Tulsa, Oklahoma. ONE Gas provides natural gas distribution to more than 2 million customers in Oklahoma, Kansas and Texas and is one of the largest natural gas utilities in the United States. Prior to ONE Gas becoming a standalone publicly traded company separated from ONEOK Inc. in early 2014, she served in the same position at ONEOK from March 2011. From July 2009 until March 2011, Caron was Senior Vice President, Corporate Planning and Development of ONEOK and ONEOK Partners, responsible for business development, strategic and long-range planning and capital investment. She became Senior Vice President and Chief Accounting Officer of ONEOK in 2007, as well as ONEOK Partners in 2008. Prior to that, she was Senior Vice President of Financial Services and Treasurer of ONEOK. Prior to joining ONEOK in 1998, Caron was Chief Financial Officer of Emergency Medical Services Authority (EMSA) in Tulsa and before that was a Senior Manager at KPMG.

Ms. Lawhorn is a certified public accountant and earned her Bachelor of Science degree in business administration from the University of Tulsa, where she was named an Outstanding Alumna in the College of Business. Caron also graduated from the Harvard Business School’s Advanced Management Program.

There was no arrangement or understanding between Ms. Lawhorn and any other persons pursuant to which Ms. Lawhorn was selected to serve as a Director of the Company. There are no related party transactions between the Company and Ms. Lawhorn that would require disclosure under Item 404(a) of Regulation S-K. Ms. Lawhorn is eligible to receive the standard director compensation maintained by the Company from time to time and described in the Company’s proxy statement.

A copy of the Company's press release reporting this change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated January 29, 2019 announcing the appointment of Ms. Lawhorn as a Independent Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	January 29, 2019	By:	/s/ Luke A. Bomer
Luke A Bomer, Secretary